EXECUTION COPY

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of May 5, 2006 between MEDIACOM ILLINOIS LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Illinois”); MEDIACOM INDIANA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Indiana”); MEDIACOM IOWA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Iowa”); MEDIACOM MINNESOTA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Minnesota”); MEDIACOM WISCONSIN LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Wisconsin”); ZYLSTRA COMMUNICATIONS CORP., a corporation duly organized and validly existing under the laws of the State of Minnesota (“Zylstra” and, together with Mediacom Illinois, Mediacom Indiana, Mediacom Iowa, Mediacom Minnesota and Mediacom Wisconsin, the “Mediacom Midwest Borrowers”); MEDIACOM ARIZONA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Arizona”); MEDIACOM CALIFORNIA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom California”); MEDIACOM DELAWARE LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Delaware”); and MEDIACOM SOUTHEAST LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Southeast” and, together with Mediacom Arizona, Mediacom California and Mediacom Delaware, the “Mediacom USA Borrowers”; the Mediacom USA Borrowers together with the Mediacom Midwest Borrowers, the “Borrowers”) and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) pursuant to authority granted by the Majority Lenders pursuant to Section 11.04 of the Credit Agreement referred to below.

The Borrowers, the lenders party thereto, and the Administrative Agent are parties to a Credit Agreement dated as of October 21, 2004 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Borrowers in an aggregate principal or face amount not exceeding $1,150,000,000 (which may, in circumstances therein provided, be increased to $1,800,000,000).

The Borrowers and the Administrative Agent, pursuant to authority granted by, and having obtained the consent of Lenders party to the Credit Agreement constituting the Majority Lenders wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Amendment No. 1

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Definitions. Section 1.01 of the Credit Agreement shall be amended by amending the following definitions (to the extent already included in said Section 1.01) and adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.01):

“Affiliate Subordinated Indebtedness” shall mean Indebtedness to an Affiliate (i) for which a Borrower is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated, (iii) that is subordinated to the obligations of the Borrowers to pay principal of and interest on the Loans, Reimbursement Obligations, fees and other amounts payable hereunder and under the other Loan Documents pursuant to an Affiliate Subordinated Indebtedness Subordination Agreement, (iv) that does not mature prior to January 31, 2016, and that is issued pursuant to documentation containing terms (including interest, covenants and events of default) in form and substance satisfactory to the Majority Lenders, (v) that states by its terms that principal and interest in respect thereof shall only be payable to the extent permitted under Section 8.09 hereof and (vi) that is pledged by the respective holder thereof to the Administrative Agent in a manner that creates a first priority perfected security interest in favor of the Administrative Agent, as collateral security for the obligations of the Borrowers hereunder, pursuant to (in the case of Mediacom LLC) the Guarantee and Pledge Agreement and (in the case of any other holder) a security document in form and substance satisfactory to the Administrative Agent.

“Majority Lenders” shall mean, subject to the last paragraph of Section 11.04 hereof, Lenders having more than 50% of the sum of (a) the aggregate outstanding principal amount of the Term Loans of each Class or, if the Term Loans of either Class shall not have been made, the aggregate outstanding principal amount of the Term Loan Commitments of such Class plus (b) the aggregate outstanding principal amount of the Incremental Facility Term Loans of each Series or, if the Incremental Facility Term Loans of such Series shall not have been made, the aggregate outstanding principal amount of the Incremental Facility Commitments of such Series plus (c) the sum of (i) the aggregate unused amount, if any, of the Incremental Facility Revolving Credit Commitments of each Series at such time plus (ii) the aggregate amount of Letter of Credit

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Liabilities in respect of Incremental Facility Letters of Credit of each Series at such time plus (iii) the aggregate outstanding principal amount of the Incremental Facility Revolving Credit Loans of each Series at such time plus (d) the sum of (i) the aggregate unused amount, if any, of the Revolving Credit Commitments at such time plus (ii) the aggregate amount of Letter of Credit Liabilities in respect of Revolving Credit Letters of Credit at such time plus (iii) the aggregate outstanding principal amount of the Revolving Credit Loans at such time.

The “Majority Lenders” of a particular Class of Loans shall mean Lenders having outstanding Loans, Letter of Credit Liabilities, Commitments or unused Commitments (as applicable, and determined in the manner provided above) of such Class representing more than 50% of the total outstanding Loans, Letter of Credit Liabilities, Commitments or unused Commitments of such Class at such time.

Notwithstanding any of the foregoing, (i) for purposes of modifying, waiving or making any determination (including taking any action under the last paragraph of Section 9.01) with respect to Section 8.10(a), (b) or (c), the “Majority Lenders” shall mean the Lenders having outstanding Loans, Letter of Credit Liabilities, Commitments or unused Commitments (other than the Tranche C Term Loans and Tranche C Term Loan Commitments) representing more than 50% of the total outstanding Loans, Letter of Credit Liabilities, Commitments or unused Commitments (other than the Tranche C Term Loans and Tranche C Term Loan Commitments) and (ii) for purposes of modifying, waiving or making any determination (including taking any action under the last paragraph of Section 9.01) with respect to Section 8.10(d), the “Majority Lenders” shall mean Lenders having outstanding Tranche C Term Loans representing more than 50% of the total outstanding Tranche C Term Loans.

“Reinstating”, when used with respect to any Incremental Facility Commitment, Incremental Facility Loan or Incremental Facility Letter of Credit of any Series, shall refer to (a) in the case of any Incremental Facility Revolving Credit Commitments of any Series, Incremental Facility Revolving Credit Commitments of such Series that replace or reinstate an amount equal to all or any portion of either the Revolving Credit Commitments as of the Closing Date or the Incremental Facility Revolving Credit Commitments of any other Series hereunder, whether concurrently with a voluntary or scheduled reduction of such Commitments or at any time thereafter, and (b) in the case of any Incremental Facility Term Loans of any Series, Incremental Facility Term Loans of such Series either (i) the proceeds of which are applied to the replacement, repayment or prepayment of Term Loans of any Class or Incremental Facility Term Loans of any Series or (ii) that reinstate an amount equal to the Term Loan Commitments or Incremental Facility Term Loan Commitments that have previously expired or been terminated and as to which the Term Loans or Incremental Facility Term Loans thereunder have been paid.

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“System Cash Flow” shall mean, for any period, the sum, for the Borrowers and their Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following: (a) gross operating revenues (not including extraordinary or unusual items but including business interruption insurance (to the extent it represents lost revenue for such period)) for such period minus (b) all operating expenses (not including extraordinary or unusual items) for such period, including, without limitation, technical, programming and selling, general and administrative expenses, but excluding (to the extent included in operating expenses) income taxes, Management Fees, depreciation, amortization, interest expense (including, without limitation, all items included in Interest Expense) and any extraordinary or unusual items plus (c) any compensation received for management services provided by the Borrowers during any such period in respect of any Franchises retained by the seller pursuant to any agreement for the purchase of such Franchises by the Borrowers during any such period plus (d) non-cash operating expenses, including, without limitation, any non-cash compensation expense realized from grants of equity instruments or other rights (including, without limitation, stock options, stock appreciation or other rights, restricted stock, restricted stock units, deferred stock and deferred stock units) to officers, directors and employees of the Borrowers and their Subsidiaries. For the purposes of determining System Cash Flow, gross operating revenues will include revenues received in cash in respect of investments, so long as such investments are recurring (i.e. reasonably expected to continue for four or more fiscal quarters) and do not for any period exceed 20% of gross operating revenues for such period (not including (i) extraordinary or unusual items and (ii) such investment revenues).

Notwithstanding the foregoing, if during any period for which System Cash Flow is being determined the Borrowers or any of their Subsidiaries shall have consummated any acquisition of any CATV System or other business, or consummated any Disposition, then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), System Cash Flow shall be determined on a pro forma basis as if such acquisition or Disposition had been made or consummated on the first day of such period.

“Tranche C Term Loan Commitment” means, with respect to each Tranche C Term Loan Lender, the commitment of such Lender to make Tranche C Term Loans under the Tranche C Term Loan Incremental Facility Agreement.

“Tranche C Term Loan Lender” has the meaning specified in the Tranche C Term Loan Incremental Facility Agreement.

“Tranche C Term Loan” means an Incremental Term Loan made pursuant to the Tranche C Term Loan Incremental Facility Agreement.

“Tranche C Term Loan Incremental Facility Agreement” means the Incremental Facility Agreement (Tranche C Term Loans) dated as of May 5, 2006 between the Borrowers, the lenders party thereto and the Administrative Agent.

Amendment No. 1

2.03.        References to “Refinancing”. Section 1.01 of the Existing Credit Agreement shall be further amended by deleting the definition of “Refinancing”. In addition, references in the Credit Agreement to “Refinancing” in provisions not otherwise amended hereby (including in the definition of “Incremental Facility Commitments”, and in Section 2.01(d)) are hereby replaced with “Reinstating”.

2.04.        Incremental Facility Loans. Section 2.01(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(d)         Incremental Facility Loans. In addition to borrowings of Term Loans and Revolving Credit Loans provided above, the Borrowers may at any time and from time to time request that the Lenders (or additional financial institutions that will become Lenders hereunder) enter into commitments to make Incremental Facility Revolving Credit Loans (and participate in Incremental Facility Letters of Credit, under Incremental Facility Revolving Credit Commitments) or Incremental Facility Term Loans of one or more Series hereunder. In the event that one or more Lenders (which term, as used in this paragraph (d) shall include such additional financial institutions) offer, in their sole discretion, to enter into such commitments, and such Lenders, the Borrowers and the Administrative Agent (and, if applicable, the Issuing Lenders) agree pursuant to an instrument in writing (the form and substance of which shall be satisfactory, and a copy of which shall be delivered, to the Administrative Agent and the Lenders making such Loans and, if applicable, the Issuing Lenders; any such instrument for any Series of Incremental Loans being herein called an “Incremental Facility Agreement” for such Series) as to the amount of such commitments that shall be allocated to the respective Lenders making such offers, the fees (if any) to be payable by the Borrowers in connection therewith and the amortization and interest rate to be applicable thereto, such Lenders shall become obligated to make Incremental Facility Loans, and (if applicable) to participate in Incremental Facility Letters of Credit, under this Agreement in an amount equal to the amount of their respective Incremental Facility Commitments. The Incremental Facility Loans to be made, and (if applicable) Incremental Facility Letters of Credit to be issued, pursuant to any Incremental Facility Agreement in response to any such request by the Borrowers shall be deemed to be a separate “Series” of Incremental Facility Loans, or (if applicable) Incremental Facility Letters of Credit, for all purposes of this Agreement.

Anything herein to the contrary notwithstanding, the following additional provisions shall be applicable to Incremental Facility Commitments and Incremental Facility Loans:

(i)   the minimum aggregate principal amount of Incremental Facility Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Facility Loans and Incremental Facility Letters of Credit) shall be $10,000,000,

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(ii)          any additional financial institution that is not already a Lender hereunder that will provide all or any portion of the Incremental Facility Commitment of any Series shall be approved by the Borrowers and the Administrative Agent (which approval shall not be unreasonably withheld) and, in the case of any Incremental Facility Revolving Credit Commitments that provide for Letters of Credit, by each applicable Issuing Lender,

(iii)         the aggregate amount of all unused Incremental Facility Commitments and Incremental Facility Loans and Incremental Facility Letters of Credit of all Series shall not exceed $650,000,000 at any time, except that the limitations of this clause (iii) shall not apply to Reinstating Incremental Facility Commitments, Reinstating Incremental Facility Loans and Reinstating Incremental Facility Letters of Credit,

(iv)         in no event shall the final maturity date for the Incremental Facility Term Loans of any Series, or the final commitment termination date of any Incremental Facility Revolving Credit Commitments of any Series, be earlier than the final Principal Payment Date for the Tranche C Term Loans, except that the limitations of this clause (iv) shall not apply to (x) Incremental Facility Revolving Credit Commitments and Incremental Facility Term Loans in an aggregate amount as to all Series up to but not exceeding $200,000,000, so long as the commitment termination date or final maturity thereof is not earlier than the Revolving Credit Commitment Termination Date (in the case of Incremental Facility Revolving Credit Commitments) or the final Principal Payment Date for the Tranche A Term Loans (in the case of Incremental Facility Term Loans) or (y) Reinstating Incremental Facility Commitments, Reinstating Incremental Facility Loans and Reinstating Incremental Facility Letters of Credit,

(v)          the Incremental Facility Term Loans, and Incremental Facility Revolving Credit Commitments, shall have an average life at least as long as any other Class of Loans with the longest average life, except that the limitations of this clause (v) shall not apply to (x) Incremental Facility Revolving Credit Commitments and Incremental Facility Term Loans in an aggregate amount as to all Series up to but not exceeding $200,000,000, so long as the weighted average life to maturity thereof is not earlier than the weighted average life to maturity applicable to the Revolving Credit Commitments hereunder (in the case of Incremental Facility Revolving Credit Commitments) or Tranche A Term Loans hereunder (in the case of Incremental Facility Term Loans) or (y) Reinstating Incremental Facility Commitments, Reinstating Incremental Facility Loans and Reinstating Incremental Facility Letters of Credit,

Amendment No. 1

(vi)         in no event shall the aggregate principal amount of all Revolving Credit Commitments and Reinstating Incremental Facility Revolving Credit Commitments as in effect at any time exceed the Revolving Credit Commitments on the Closing Date, and the Reinstating Incremental Facility Revolving Credit Commitments shall not have a commitment termination date earlier than the scheduled commitment termination date for the Commitments being replaced or reinstated or a commitment reduction schedule with an average life to maturity earlier than the average life to maturity of the commitment reduction schedule of the Commitments being replaced or reinstated,

(vii)        in no event shall the aggregate principal amount of all Term Loans and Reinstating Incremental Facility Term Loans of any Class outstanding at any time exceed the aggregate principal amount of the Term Loans outstanding on the Closing Date, and the Reinstating Incremental Facility Term Loans shall not have a final maturity date earlier than the final maturity date of the Loans being refinanced or reinstated or an average life to maturity earlier than the average life to maturity of the Loans being refinanced or reinstated and

(viii)       except for the amortization and interest rate and financial covenants (which may be less restrictive than those set forth in Section 8.10 hereof) to be applicable thereto, any fees to be paid in connection therewith and, if applicable, the terms upon which Incremental Facility Letters of Credit are to be issued, the Incremental Facility Loans and Incremental Facility Letters of Credit of any Series shall have the same terms applicable to the Revolving Credit Loans, Term Loans and Letters of Credit hereunder, provided that any Incremental Facility Loans may provide for any terms, whether or not the same as those applicable to the Revolving Credit Loans, Term Loans and Letters of Credit hereunder, if such terms become effective upon the payment in full of the Revolving Credit Loans, Term Loans and Letters of Credit hereunder.

Following execution and delivery by the Borrowers, one or more Incremental Facility Lenders and the Administrative Agent as provided above of an Incremental Facility Agreement with respect to any Series then, subject to the terms and conditions set forth herein:

(x)           if such Incremental Facility Loans are to be Incremental Facility Revolving Credit Loans, each Incremental Facility Lender of such Series agrees to make Incremental Facility Revolving Credit Loans of such Series to the Borrowers, and (if applicable) issue Incremental Facility Letters of Credit of such Series for the account of the Borrowers, from time to time during the availability period for such Loans as set forth in such Incremental Facility Agreement, in each case in an aggregate amount

Amendment No. 1

that will not result in such Lender’s Incremental Facility Revolving Credit Loans and Incremental Facility Letters of Credit of such Series exceeding such Lender’s Incremental Facility Revolving Credit Commitment of such Series; within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Incremental Facility Revolving Credit Loans of such Series; and

(y)          if such Incremental Facility Loans are to be Incremental Facility Term Loans, each Incremental Facility Term Loan Lender of such Series agrees to make Incremental Facility Term Loans of such Series to the Borrowers from time to time during the availability period for such Loans set forth in such Incremental Facility Agreement, in a principal amount up to but not exceeding such Lender’s Incremental Facility Term Loan Commitment of such Series.

Proceeds of Incremental Facility Loans and Incremental Facility Letters of Credit hereunder shall be available for any use permitted under Section 8.16(b) hereof.”

2.05.         No Reinstatement. Section 2.04(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(c)          No Reinstatement. Except for Reinstating Incremental Facility Revolving Credit Commitments or Reinstating Incremental Facility Term Loan Commitments, the Commitments once terminated or reduced may not be reinstated.”

2.06.         Certain Financial Covenants. Section 8.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

“8.10        Certain Financial Covenants.

(a)    Total Leverage Ratio. As to all the Lenders (other than the Tranche C Term Loan Lenders), the Borrowers will not permit the Total Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

Total
Period	Leverage Ratio

From April 1, 2006
through March 31, 2007	5.75 to 1

From April 1, 2007
through March 31, 2008	5.50 to 1

Amendment No. 1

From April 1, 2008
through March 31, 2009	4.75 to 1

From April 1, 2009
and at all times thereafter	4.50 to 1

(b)    Interest Coverage Ratio. As to all the Lenders (other than the Tranche C Term Loan Lenders), the Borrowers will not permit the Interest Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter ending during the following respective periods:

Period	Ratio

From April 1, 2006
through March 31, 2007	1.60 to 1

From April 1, 2007
through March 31, 2008	1.70 to 1

From April 1, 2008
through March 31, 2009	1.90 to 1

From April 1, 2009
and at all times thereafter	2.00 to 1

(c)    Debt Service Coverage Ratio. As to all the Lenders (other than the Tranche C Term Loan Lenders), the Borrowers will not permit the Debt Service Coverage Ratio to be less than 1.10 to 1 as at any time.

(d)    Tranche C Term Loan Total Leverage Ratio. As to the Tranche C Term Loan Lenders, the Borrowers will not permit the Total Leverage Ratio to exceed 6.00 to 1 at any time.”

2.07.         Use of Proceeds. Section 8.16(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(c)    Incremental Facility Loans. The Borrowers will use the proceeds of the Incremental Facility Loans for any of the purposes described in paragraph (a) above; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.”

Section 3. Representations and Warranties. Each Obligor represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that (a) the representations and warranties set forth in Section 7 (as hereby amended) of the Credit Agreement, and in each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such

Amendment No. 1

representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 7 to “this Agreement” included reference to this Amendment No. 1 and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 1 by the Borrowers and the Administrative Agent.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

Section 6. Confirmation of Security Documents. Each of the Borrowers hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party. By its execution on the respective signature lines provided below, each of the Obligors hereby confirms and ratifies all of its obligations and the Liens granted by it under the Security Documents to which it is a party, represents and warrants that the representations and warranties set forth in such Security Documents are complete and correct on the date hereof as if made on and as of such date and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or Liens in any respect.

Amendment No. 1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

BORROWERS

MEDIACOM ILLINOIS LLC
MEDIACOM INDIANA LLC
MEDIACOM IOWA LLC
MEDIACOM MINNESOTA LLC
MEDIACOM WISCONSIN LLC
MEDIACOM ARIZONA LLC
MEDIACOM CALIFORNIA LLC
MEDIACOM DELAWARE LLC
MEDIACOM SOUTHEAST LLC

By:	Mediacom LLC, Member
By:	Mediacom Communications
Corporation, Member

By:	/s/
Name:
Title:

Amendment No. 1

ZYLSTRA COMMUNICATIONS CORP.

By:	/s/
Name:
Title:

Amendment No. 1

MEDIACOM LLC

By: Mediacom Communications
Corporation, Member

By:	/s/
Name:
Title:

Amendment No. 1

MEDIACOM MANAGEMENT
CORPORATION

By:	/s/
Name:
Title:

Amendment No. 1

MEDIACOM INDIANA PARTNERCO
LLC

By:	Mediacom LLC, Member
By:	Mediacom Communications
Corporation, Member

By:	/s/
Name:
Title:

Amendment No. 1

MEDIACOM INDIANA HOLDINGS, L.P.

By:	Mediacom Indiana Partnerco LLC,
General Partner
By:	Mediacom LLC, Member
By:	Mediacom Communications
Corporation, Member

By:	/s/
Name:
Title:

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MEDIACOM COMMUNICATIONS
CORPORATION

By:	/s/
Name: Mark E. Stephan
Title: Chief Financial Officer

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ILLINI CABLE HOLDING, INC.

By:	/s/
Name:
Title:

ILLINI CABLEVISION OF ILLINOIS,
INC.

By:	/s/
Name:
Title:

Amendment No. 1

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/
Name:
Title: